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                     BYRON PREISS MULTIMEDIA COMPANY, INC.

                              7% CONVERTIBLE NOTE
                               DUE MARCH 1, 2001

$1,750,000.00                                                   March 21, 1997



            THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THIS NOTE IS SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO BPMC, SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE SECURITIES LAWS.

      BYRON PREISS MULTIMEDIA COMPANY, INC., a New York corporation ("BPMC"), for value received, hereby promises to pay to ANDREW K. GARDNER ("Gardner" and, together with any permitted assignee of this Note, the "Holder") the principal sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,750,000.00), together with interest thereon.

            1. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 7%. Interest shall not be compounded. However, interest that accrues during the period ending December 31, 1997 shall be added to the principal balance at December 31, 1997. For purposes of computing interest and for the convenience of the parties, it shall be irrebbutably presumed that payments are made on the first day of each month (although no presumption shall be made as to the fact or amount of payments).

            2. Payments. (a) All payments under the Note shall be made by wire transfer to the account designated by Gardner for the receipt of cash consideration under the Purchase Agreement described in Section 4 hereof or to such other account as the Holder shall designate from time to time in the future. The outstanding principal balance of this Note on December 31, 1997, together with interest accruing thereon, shall be repaid in thirty-nine (39) equal monthly installments of $53,087.35, commencing January 2, 1998 and continuing on the first business day of each succeeding month. In the event that any payment is not made within ten (10) days after the due date thereof, a late charge equal to one percent (1%) of the amount not paid within such period shall be immediately due and payable for each month (or partial month exceeding ten
(10) days) the amount remains






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unpaid. Such late charge shall be added to the principal balance of this Note until paid.

                  (b) All unpaid principal, interest and/or other charges shall be due and payable in full on the "Maturity Date." As used herein, the term "Maturity Date" means March 1, 2001 or, if earlier, the date that any of the following events occurs:

                    (i)  BPMC acknowledges in writing or an
arbitrator determines in accordance with that certain employment agreement of even date herewith between Gardner and Dolphin Inc. (the "Gardner Employment Agreement") that Dolphin Inc. has terminated Gardner's employment without "Cause," as defined in the Gardner Employment Agreement;

                    (ii) BPMC acknowledges in writing or an arbitrator determines in accordance with the Gardner Employment Agreement that Gardner has terminated his employment under the Gardner Employment Agreement for "Good Reason," as defined in the Gardner Employment Agreement, as a result of a "Trigger Event," as defined in the Gardner Employment Agreement, under Paragraph 9(d)(i)(B) or 9(d)(i)(D) of the Gardner Employment Agreement; or

                    (iii) Gardner terminates his employment under the Gardner Employment Agreement for "Good Reason" in either of the following circumstances:

                         (A) Dolphin Inc. fails to cure, within the
grace period specified in Paragraph 9(d)(iii) of the Gardner Employment Agreement, a material breach of any material provision of the Gardner Employment Agreement (including the failure of Dolphin Inc. to pay when due Gardner's base salary or incentive compensation, if earned), which material breach has been established pursuant to an "Accelerated Arbitration" pursuant to Paragraph 9(d)(iii) of the Gardner Employment Agreement; provided that Dolphin Inc. does not establish in such Accelerated Arbitration that it had "Cause" to terminate Gardner's employment at the time Gardner gave notice of the Trigger Event constituting such Good Reason; or

                         (B) (1) BPMC acknowledges in writing that
Dolphin Inc. is in material breach of any material provision of the Gardner Employment Agreement (including the failure of Dolphin Inc. to pay when due Gardner's base salary or incentive compensation, if earned) and that Dolphin Inc. did not have Cause to terminate Gardner's employment at the time Gardner gave notice of the Trigger Event constituting such Good Reason; and (2) Dolphin Inc. fails to cure such material breach within fifteen (15) days after the date of such acknowledgement.


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                  (c) If this Note is not paid in full by the Maturity Date or after acceleration of this Note, interest shall accrue after the Maturity Date or after acceleration of this Note (and after any judgment under this Note) at an annual rate of eighteen percent (18%).

                  (d) All payments under this Note shall be applied first to interest and then to principal.

            3. Prepayment; Partial Conversion. Subject to the possibility of waiver in writing by the Holder of any advance notice of prepayment of this Note, if BPMC desires to prepay this Note or any portion thereof, BPMC shall give the Holder not less than fifteen (15) days advance written notice substantially in the form of Exhibit A hereto, during which time the Holder may exercise his conversion rights under Section 5 hereof. In order to prepay this Note or any portion thereof, BPMC shall pay the Holder an amount equal to the "Prepayment Percentage" times the principal amount of this Note being prepaid; and the outstanding principal amount of this Note shall be reduced, upon such prepayment, by the full amount of the principal amount of this Note being prepaid, dollar for dollar, without giving effect to any reduction caused by application of the Prepayment Percentage. For purposes hereof, the term "Prepayment Percentage" means ninety percent (90%) of the principal amount of this Note being prepaid if the prepayment date is within ninety (90) days after the date hereof; ninety-three percent (93%) of the principal amount of this Note being prepaid if the prepayment date is within one hundred eighty (180) days after the date hereof; ninety-five percent (95%) of the principal amount of this Note being prepaid if the prepayment date is within one (1) year after the date hereof; and one hundred percent (100%) of the principal amount of this Note being prepaid if the prepayment date is at any later time. In the event of a partial prepayment or partial conversion of this Note into BPMC Common Stock, BPMC shall give written notice to the Holder, as part of its prepayment notice or within ten (10) days after the date of the Holder's conversion notice, specifying either that: (a) the partial prepayment or conversion shall not postpone the due date of or change the amount of any subsequent installment, (other than the final installment(s), under this Note and shall instead reduce the number of required installments and/or the amount of the final installment; or (b) the remaining payments under this Note shall be adjusted so that the remaining principal balance of this Note and accrued interest thereon shall be repaid in full through that number of equal monthly payments remaining under
Section 2 of this Note. In the event that BPMC fails to give the written notice specified in the immediately preceding sentence of its election under the preceding sentence, BPMC shall be deemed to have elected item (b) in the immediately preceding sentence.



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            4.    Purchase Agreement.

                  (a) This Note is being given by BPMC to Gardner in partial payment of BPMC's obligations under that certain Stock Purchase Agreement of even date herewith between BPMC and Gardner (the "Purchase Agreement"), which Purchase Agreement provides for the sale of 100% of the outstanding capital stock of Dolphin Inc. by Gardner to BPMC. It is expressly understood and agreed that, except as set forth in Section 4(b) hereof, BPMC's obligations under this Note shall not be affected or limited by any breach or asserted breach by Gardner of his obligations under the Purchase Agreement, by any breach or asserted breach by Gardner of his obligations under any other agreement between the Holder and BPMC and/or its affiliates (including without limitation the Gardner Employment Agreement) and/or by any breach or asserted breach (whether of contract or of statute, regulation or common law duty) by the Holder.

                  (b) Notwithstanding any language in Section 4(a) to the contrary: (i) BPMC may offset against its payment obligations to the Holder hereunder (whether the Holder is Gardner or a transferee of this Note) any amount that Gardner or the Holder has been finally adjudged or determined to owe BPMC by a court of competent jurisdiction and/or an arbitration tribunal; (ii) BPMC may suspend payments hereunder during the period (and only during the period), if any, after an arbitration tribunal has determined that Gardner has breached his obligations to Dolphin Inc. under the Gardner Employment Agreement and prior to the time that the tribunal determines the damages suffered by Dolphin Inc. and/or BPMC as a result of such breach; and (iii) after the arbitration tribunal determines the damages suffered by Dolphin Inc. and/or BPMC as a result of any such breach, BPMC shall resume making payments hereunder, without regard to Gardner's breach, provided that Gardner has tendered full payment of such damages in cash, through assignment of a portion of the principal balance of this Note, through a combination of the foregoing or through any other mechanism acceptable to BPMC. Such payments shall resume whether or not Dolphin Inc. accepts Gardner's tender.

                  (c) Upon a permitted transfer by the Holder of all or part of this Note, a new Note or Notes will be issued to the transferee and/or the Holder in exchange therefor, provided, however, if such transfer is during the Holder's lifetime, the transferee shall first agree in writing to be bound by the terms of this Note.

            5.    Conversion of Note.


                  (a) Conversion into Common Stock. At any time this Note or any part thereof remains outstanding, subject to and

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upon compliance with the provisions of Section 5(b), the entire principal amount of this Note or at the option of the Holder any portion of the then outstanding principal amount of this Note which is not less than $100,000 and is any integral multiple of $1,000 may be converted into the number of duly authorized, validly issued, fully-paid and nonassessable shares of BPMC's Common Stock equal to the then unpaid principal amount of this Note being converted, divided by Five Dollars and Seventy-five Cents ($5.75), as may be adjusted from time to time in accordance with the terms hereof (the "Conversion Price"), provided that this conversion right may not be exercised by the Holder (and his direct and indirect transferees) more than seven (7) times in the aggregate. The shares of BPMC Common Stock received by the Holder shall be subject to the Registration Rights Agreement of even date herewith between BPMC and Gardner.

                  (b) Conversion Procedure. In order to exercise the conversion rights granted hereunder, the Holder shall surrender this Note to BPMC, on any business day after 9:00 a.m. and prior to 5:00 p.m. New York time, at BPMC's principal place of business, accompanied by a written notice substantially in the form of Exhibit B hereto stating that the Holder irrevocably elects to convert this Note, or, if less than the entire principal amount thereof is to be converted, to convert a specified portion of this Note (which is not less than $100,000 and is any integral multiple of $1,000). The conversion shall be deemed to have been made at the time that the Note shall have been surrendered for conversion with proper notice of the amount to be converted. Upon surrender to BPMC for conversion: (i) this Note or such portion as is being converted shall be cancelled by BPMC and the rights of the Holder as to such converted amount shall cease at such time; (ii) the person or persons entitled to receive shares of Common Stock upon conversion of this Note (or portion thereof) shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; (iii) BPMC shall deliver or cause to be delivered to such persons a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of BPMC's Common Stock into which this Note (or portion thereof) has been converted in accordance with the provisions of this Section 5; and (iv) if this Note is converted in part only, BPMC shall execute and deliver to the Holder a new Note in a principal amount equal to the unconverted portion.

                  (c) Adjustment for Interest. In the event that all or any portion of this Note shall be converted, at the option of BPMC, any unpaid accrued interest relating to such period either shall be paid in cash, or converted into additional shares of Common Stock at the Conversion Price for all such interest accrued.

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                  (d) Tender. From and after tender to the Holder of the unpaid principal amount of this Note and all accrued but unpaid interest thereon on or after the Maturity Date hereof, (i) this Note shall not, for the purposes of this Note, or any other purpose, be deemed to be outstanding, and the rights of the Holder under this Note (except to receive the consideration tendered) shall cease, regardless of whether this Note has been surrendered; and (ii) the Holder shall be obligated to surrender this Note.

                  (e) Fractional Interests. No fractional shares of Common Stock shall be delivered upon conversion of this Note. In lieu of any fractional shares which otherwise would be deliverable upon exchange of this Note (or portion thereof), the number of shares issuable upon such conversion will be rounded up to the next higher whole share (for fractions equal to or greater than one-half) or rounded down to the next lower whole share (for fractions less than one-half).

            6. Anti-Dilution Provisions. The Conversion Price and the kind of securities receivable upon the conversion of this Note shall be subject to adjustment from time to time as hereinafter provided:

                  (a) Dividend, Etc. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a share dividend payable in Common Stock or by a subdivision or split-up of Common Stock, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such share dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase in outstanding shares.

                  (b) Combination. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock, then, on the day following the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.


                  (c) Reorganization, Etc. In the case, at any time after the date hereof, of any capital reorganization, or any reclassification of the Common Stock of BPMC (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares) or in case of the consolidation or merger of BPMC with or into any other

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corporation (other than a consolidation or merger in which BPMC is the surviving corporation and which does not result in any change in the Common Stock issuable upon conversion of this Note), this Note shall after such capital reorganization, reclassification of Common Stock, consolidation or merger be convertible into the kind and number of shares or other securities or property to which the Holder would have been entitled if the Holder had held the Common Stock issuable upon the conversion of the Note immediately prior to such capital reorganization, reclassification of Common Stock, consolidation or merger. BPMC shall not enter into any such consolidation or merger unless the surviving corporation or other person, as the case may be, shall assume in writing the obligations provided in this Note.

                  (d) Rounding. All calculations under this Section 6 shall be made to the nearest cent, provided that any adjustment less than one cent shall be carried forward and made at the time of the next adjustment which, together with all adjustments so carried forward, equals one cent or more.

                  (e) Certificate of Calculation. Whenever the conversion price shall be adjusted as provided in this Section 6, BPMC shall forthwith file, at its office designated as herein provided, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. BPMC shall also cause a notice setting forth any such adjustment to be sent by registered or certified mail, postage prepaid, to the Holder at the Holder's address appearing on BPMC's records. Where appropriate, such notice may be given in advance and may be included as a part of any notice required to be mailed under the provisions of Section 6(f) hereof.

                  (f)  Distributions, Etc.  If at any time:

                       (i) BPMC shall make any distribution to the holders of its Common Stock, or


                      (ii) BPMC shall offer for subscription pro rata to the holders of its Common Stock additional shares of any class or any other rights, or

                     (iii) BPMC shall propose to take any action of the type described in Section 6(c) hereof,

BPMC shall give notice to the Holder of this Note, in the manner set forth in
Section 6(e) hereof, which notice shall specify, in the case of action of the type specified in clauses (i) or (ii) of this Section 6(f), the record date with respect to any such action or, in the case of action of the type specified in clause

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(iii) of this Section 6(f) the date on which such action shall take place, and shall also set forth (or shall be accompanied or followed as soon as reasonably practicable thereafter by a proxy statement or draft proxy statement setting forth) such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Note. In the case of any action of the type specified in this
Section 6(f), such notice shall be given at least 20 days prior to the taking of such proposed action or, if earlier, to the extent reasonably practicable, any record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (g) Treasury Dispositions. The sale or other disposition of any shares of Common Stock theretofore held in the treasury of BPMC shall be deemed an issuance thereof.

                  (h) Taxes, Etc. BPMC shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Common Stock upon conversion of this Note.

                  (i) Reservation of Stock. BPMC shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note.

                  (j) Registration Rights Agreement. All shares of Common Stock received by Gardner upon exercise of the Holder's conversion rights shall be subject to that certain Registration Rights Agreement of even date herewith between Gardner and BPMC.

            7. Security Interest. The indebtedness evidenced by this Note and the obligations created hereby are secured by a certain Stock Pledge Agreement of even date herewith between BPMC and Gardner (the "Pledge Agreement").

            8. Events of Default. The following shall constitute "Events of Default" hereunder:

                  (a) BPMC shall have failed to make any payment due hereunder within ten (10) days after the due date therefor, and shall fail to make such payment for an additional thirty (30) days after written notice of such non-payment; or


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                  (b) BPMC shall have breached any material obligation under
      Section 5 of this Note, and such breach shall not have been cured within sixty (60) days after receipt by BPMC of the Holder's written demand to cure such breach; or

                  (c) There shall have occurred any "Default," as defined in the Pledge Agreement, giving due recognition of any notice and cure provisions thereof.

Upon the occurrence of a Default under Section 5.6, 5.7, 5.8 or 5.9 of the Pledge Agreement, the entire unpaid principal amount of this Note together with accrued interest and charges shall automatically be due and payable and may be collected forthwith. Upon the occurrence of any other Event of Default hereunder, the Holder may by written notice to BPMC declare the entire unpaid principal amount of this Note together with accrued interest and charges thereon due and payable, and such amount may be collected forthwith. In addition, the Holder may exercise any and all rights under the Pledge Agreement.

            BPMC shall give prompt written notice of the occurrence of an Event of Default to the Holder, at the address for making payments on this Note.

            9. General. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, BPMC agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

            Presentment for payment, demand, protest and notice of demand, protest and nonpayment, and all other notices are hereby waived by BPMC. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and BPMC hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of BPMC under this Note, either in whole or in part unless the Holder agrees otherwise in writing. This

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Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            To the extent permitted by law, BPMC hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement exemption, and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

            This Note shall be construed and enforced in accordance with the substantive laws of the State of New York, without regard to any contrary conflict of laws rules of the State of New York.

            If for any reason whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

            As used herein, the terms "BPMC" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives, and permitted assigns, whether by voluntary action of the parties or by operation of law. Absent the Holder's written agreement to the contrary, the assumption of BPMC's interest in this Note by any party shall not relieve BPMC of its obligations hereunder. Absent the written consent of BPMC, Gardner may not sell or transfer his interest in this Note except by gift to one or more immediate family members and/or one or more trusts for the benefit of Gardner and/or one or more immediate family members, and except pursuant to Gardner's will or applicable laws of descent and distribution. It is expressly understood and agreed that any transferee of the Holder's interest in this Note shall be subject to all claims and defenses that BPMC could personally assert against Gardner under this Note if Gardner were to remain as the Holder of this Note.


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            Prior to the exercise of conversion rights under this Note, the
Holder shall have no rights as a stockholder as to shares into which this Note may be converted.

            As used herein, the term "business day" means any day, excluding Saturdays and Sundays, when national banks in New York City are required to be open.

            IN WITNESS WHEREOF, Byron Preiss Multimedia Company,
Inc. has caused this Note to be signed by its duly authorized officer.

                             BYRON PREISS MULTIMEDIA COMPANY, INC.



                             By:  /s/ Byron Preiss

                                ------------------------------------------------
                                          Byron Preiss, President and
                                          Chief Executive Officer

                                   EXHIBIT A

                             NOTICE OF PREPAYMENT

            Pursuant to Section 3 of that certain 7% Convertible Note due March 1, 2001 (the "Note"), Byron Preiss Multimedia Company, Inc. ("BPMC") hereby gives the holder notice that, on [insert date at least 15 days after date of notice] (the "Prepayment Date"), it will prepay [the entire principal amount of the Note] [$__________________ principal amount under the Note or such lesser principal amount under the Note as shall be outstanding on the Prepayment Date] (the Prepayment Amount"), by paying the holder, in cash, the Prepayment Amount times the Prepayment Percentage specified in Section 3 of the Note. In the event of a partial prepayment of the Note [check the appropriate box]:

      [   ] the partial prepayment or conversion shall not postpone the due date of or change the amount of any subsequent installment, (other than the final installment(s), under the Note and shall instead reduce the number of required installments and/or the amount of the final installment; or

      [   ] the remaining payments under this Note shall be adjusted so that the remaining principal balance of the Note and accrued interest thereon shall be repaid in full through that number of equal monthly payments remaining under Section 2 of the Note.


                                          BYRON PREISS MULTIMEDIA
                                          COMPANY, INC.


                                          BY:___________________________

                                   EXHIBIT B

                             NOTICE OF CONVERSION

            Pursuant to Section 5 of that certain 7% Convertible Note due March 1, 2001 (the "Note"), the undersigned holder of the Note (the "Holder") hereby gives Byron Preiss Multimedia Company, Inc. ("BPMC") notice that the Holder irrevocably elects to convert into Common Stock of BPMC (or other securities, as provided in the Note) [ ] the entire Note or [ ] $_____________________ principal amount of the Note [specify amount not less than $100,000 that is any integral multiple of $1,000]. The Note is enclosed with this notice.


                                          BY:___________________________

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